UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2019 (December 17, 2019)

GENESCO INC.
(Exact name of registrant as specified in its charter)

Tennessee	1-3083		62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

1415 Murfreesboro Road	Nashville	Tennessee	37217-2895
(Address of Principal Executive Offices)			(Zip Code)

(615) 367-7000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Asset Purchase Agreement

On December 18, 2019, Genesco Brands NY, LLC, a Delaware limited liability company (“Purchaser”) and a wholly-owned subsidiary of Genesco Inc., a Tennessee corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Togast LLC, a Delaware limited liability company (“Togast”), Togast Direct, LLC, a New York limited liability company (“Togast Direct”), TGB Design, LLC, a New Jersey limited liability company (“TGB Design”), Quanzhou TGB Footwear Co. Ltd., an entity organized under the laws of China (“TGB China” and, together with Togast, Togast Direct and TGB Design, the “Sellers”), and Anthony LoConte (the “Unitholder”). Pursuant to the Purchase Agreement, subject to the satisfaction or waiver of certain conditions, Purchaser has agreed to purchase and acquire substantially all of the assets, and assume certain liabilities, of each Seller for an aggregate base purchase price of $33.7 million in cash at closing with an additional two-part earnout provision of up to an additional $17.0 million in cash following the Company’s fiscal 2022 and an additional $17.0 million in cash following the Company’s fiscal 2024, contingent upon the Sellers’ business achieving certain earnings targets over multi-year periods, plus a potential further payment following fiscal 2022 of 10% of earnings in excess of the earnings target (the “Transaction”). The Company has agreed to guarantee payment of any earnout consideration set forth above.

The Company’s Board of Directors has unanimously approved the Purchase Agreement and the Transaction. The closing of the Transaction is expected to be effective in January 2020, provided that the acquisition of the assets of TGB China is anticipated to occur in the first quarter of the Company’s fiscal 2021 following receipt of certain Chinese regulatory approvals, and in each case, following the satisfaction of closing conditions set forth in the Purchase Agreement. The transaction is expected to be accretive to next year’s earnings. TGB China and the Purchaser have agreed to enter into a transition services agreement pending the acquisition of the assets of TGB China.

The Purchase Agreement contains customary representations, warranties and covenants by each party. The consummation of the Transaction is subject to customary closing conditions, including, but not limited to, (i) the absence of certain legal impediments to the consummation of the Transaction, (ii) the accuracy of the representations and warranties of the parties, subject to materiality exceptions, and (iii) compliance by the parties with their respective obligations under the Purchase Agreement.

The Sellers, the Unitholder and the Purchaser have agreed to indemnify the other party(ies) for losses arising from certain breaches of representations, warranties and covenants of the parties and for certain other matters, subject to applicable limitations set forth in the Purchase Agreement.

The Purchase Agreement also contains certain termination rights for each of Purchaser and the Unitholder (on behalf of himself and the Sellers) subject to the conditions set forth in the Purchase Agreement.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement.

The Purchase Agreement is not intended to modify or supplement any factual disclosures about the Company or its subsidiaries in the Company’s public reports filed with the Securities and Exchange Commission and is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or its subsidiaries. In particular, the representations, warranties and covenants set forth in the Purchase Agreement (i) were made solely for purposes of the Transaction and solely for the benefit of the contracting parties (except with respect to the rights of specific third parties enumerated in the Purchase Agreement), (ii) may be subject to limitations agreed upon by the contracting parties, including certain disclosure schedules, (iii) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (iv) were made only as of the date(s) specified in the Purchase Agreement, and (v) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the dates of the Purchase Agreement.

Trademark License Agreement

On December 17, 2019, the Company entered into a Trademark License Agreement (the “License Agreement”) with Levi Strauss & Co. (“LS&Co.”) for the license of certain Levi’s® trademarks for footwear and the extension of the Dockers® trademarks for men’s footwear. Effectiveness of the License Agreement is conditioned on the closing of the Transaction. The territories included in the Levi’s® license are the United States and the Caribbean, provided that the Caribbean is only an included territory in the First Annual Period (as defined below). The territories included in the Dockers® license are the United States, Canada, Mexico, certain countries in Latin America and the Caribbean, provided that Mexico, Latin America and the Caribbean are only included territories in the First Annual Period. The initial term of the License Agreement with respect to the Levi’s® trademarks is through November 30, 2024 with one additional four year renewal term. The term of the License Agreement with respect to the Dockers® trademarks is through November 30, 2024.

Pursuant to the License Agreement, the Company has agreed to pay an annual guaranteed minimum royalty for the Levi’s® and Dockers® trademarks.

The Company may renew the License Agreement with respect to the Levi’s® trademarks for the renewal term discussed above if certain conditions are met including meeting certain minimum annual sales amounts and sales channel mix requirements. If the renewal conditions are met and the Company elects to renew the License Agreement, LS&Co. has the option to terminate the agreement at the end of the initial term and pay a buyout amount based on certain mutually agreed upon parameters to the Company to forego the renewal term.

Upon an event of default under the License Agreement which is not permitted to be cured or remains uncured following the applicable cure period, LS&Co. may, in addition to pursuing all other rights and remedies it may have, remove the exclusivity of the license granted pursuant to the License Agreement or terminate the License Agreement.

In the event that the Transaction is not consummated, the Company and LS&Co. have agreed to extend the current Dockers® license until February 28, 2020, at which point the license will terminate.

ITEM 7.01 REGULATION FD DISCLOSURE.

A copy of the press release issued by the Company on December 18, 2019 announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including the closing of the Transaction. All forward-looking statements are based upon the Company’s current expectations, various assumptions, and data available from third parties. The Company’s expectations and assumptions are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including: the possibility that the Transaction will not close or that the closing may be delayed; the potential for litigation or governmental investigations relating to the Transaction; the occurrence of events, changes or circumstances that could give rise to the termination of the Purchase Agreement; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the Transaction; completing the transaction may distract the Company’s management from other important matters; failure to realize expected benefits of the Transaction, including a positive impact on the Company’s earnings; and the other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019 and in the Company’s other filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.

The Company undertakes no obligation to update publicly or revise any forward-looking statements in light of new information or future events. For any forward-looking statements contained in this or any other document, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company assumes no obligation to update any such statement.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits
The following exhibit is furnished herewith:

Exhibit Number	Description

2.1	Asset Purchase Agreement dated December 18, 2019, by and among Genesco Brands NY, LLC, Togast LLC, Togast Direct, LLC, TGB Design, LLC, Quanzhou TGB Footwear Co. Ltd and Anthony LoConte.*
99.1	Genesco Inc.'s Press Release issued December 18, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date: December 18, 2019	By:	/s/ Mel Tucker
	Name:	Mel Tucker
	Title:	Senior Vice President and Chief Financial Officer